EXHIBIT 4.1
                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT, dated as of March 16, 1999, is entered into by and between STARBASE CORPORATION, a Delaware corporation, with headquarters located at 4 Hutton Centre Drive, Suite 800, Santa Ana, California 92707 (the "Company") and the undersigned entity (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Company and Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Series I Exchangeable Units (each a "Unit"). Each Unit consisting of (i) one share of Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock"), each share of Preferred Stock will be exchangeable into shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock," "Exchange Shares," or "Shares"), upon the terms and subject to the conditions of such Preferred Stock, and (ii) a warrant to purchase 200 shares of Common Stock (the "Warrant"), and subject to acceptance of this Agreement by the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  AGREEMENT TO PURCHASE; PURCHASE PRICE

A.       PURCHASE; CERTAIN DEFINITIONS.

                  (i) Buyer hereby agrees to purchase from the Company 1,000 Units, consisting of shares of Preferred Stock and Warrants for an aggregate purchase price of $1,000,000. The purchase price for each Unit shall be $1,000.00 (the "Purchase Price") and shall be payable in United States Dollars.

                  (ii) The name, address and employer identification number of the Buyer are set forth in Schedule A to this Agreement.

                  (iii) As used herein, the term "Securities" means the
Preferred Stock and the Common Stock issuable upon exchange of the Preferred Stock, as well as the Warrants and Common Stock issuable upon exchange of the Warrants.
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         B. FORM OF PAYMENT. Buyer shall pay the Purchase Price for each Unit by delivering immediately available good funds to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), the Company shall deliver one or more certificates representing the Preferred Stock along with one or more certificates representing the Warrants duly executed on behalf of the Company (collectively, the "Certificates") to the Escrow Agent. By signing this Agreement, Buyer and the Company each agree to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         C. METHOD OF PAYMENT. Payment into escrow of the Purchase Price for the Unit shall be made by Buyer by wire transfer of funds to:

                           Bank One, Louisiana, N.A.
                           201 St. Charles Ave.
                           New Orleans, LA  70170
                           ABA# 065400137
                           A/C: Jones, Walker, Waechter, Poitevent, Carrere &
                                Denegre Client Trust Fund Account
                           A/C# 552-2000497878

Not later than 1:00 p.m., Central Standard Time, on the date which is one New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, Buyer shall deposit with the Escrow Agent the aggregate Purchase Price for the Units.

         D. LEGAL AND ACCOUNTING FEES. Talisman Capital Opportunity Fund Inc. shall withhold $25,000 to cover all legal and accounting fees associated with this transaction.

         E. ESCROW PROPERTY. The aggregate Purchase Price and the Certificate(s) delivered to the Escrow Agent are hereinafter referred to as the "Escrow Property."

2.  COMPANY REPRESENTATIONS, ETC.
    ----------------------------

         The Company represents and warrants to the Buyer that:

         A. CONCERNING THE SECURITIES. The Preferred Stock and Warrants have been duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Preferred Stock or the Common Stock issuable upon exchange of the Preferred Stock or upon exercise of the Warrant, except for such antidilution rights as may exist under outstanding options and warrants.

         B. COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power

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

to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business or operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the Nasdaq Small Cap Market. Except as set forth in Annex V, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

         C. AUTHORIZED SHARES. The Company has at March 11, 1999, 28,011,362 shares of Common Stock outstanding, and has sufficient authorized and unissued Common Stock as may be reasonably necessary to effect the exchange of the Preferred Stock in accordance with the Certificate of Designation and exercise of the Warrants on the Closing Date or the Effective Date of the Registration Statement. The Common Stock has been duly authorized and, when issued upon exchange of the Preferred Stock in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

         D. REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement, the Registration Rights Agreement and all other documents relating to this transaction, the form of which is attached hereto, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, when executed and delivered by or on behalf of the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditor's rights generally.

         E. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and, except as disclosed in Annex V, the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement and all other documents associated with this transaction, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under
(i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (except as herein set forth), (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

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


         F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

         G. SEC FILINGS. None of the Company's SEC Reports, as amended, contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

         H. ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, except as disclosed in ANNEX V or in the Company's SEC Reports, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, and the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

         I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Reports), that has not been disclosed in writing to the Buyer that
(i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

         J. ABSENCE OF LITIGATION. Except as set forth in Annex V hereto, or the Company's SEC Reports, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, results of operation or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect

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

the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

         K. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Annex V hereto and Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreements to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreements), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

         L. PRIOR ISSUES. During the twelve (12) months preceding the date hereof, the Company has not issued any Common Stock, convertible or exchangeable securities in capital transactions which have not been fully disclosed in the SEC Reports. Except as set forth in Annex V, such issuances have been fully exchanged into shares of Common Stock, or there are no outstanding convertible or exchangeable securities from those transactions.

         M. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations, other than those disclosed in the Company's SEC Reports or those incurred in the ordinary course of the Company's business since December 31, 1998, which, individually or in the aggregate, do or would not have a material adverse effect on the properties, business, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole. Except as set forth in Annex V, no event or circumstance has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. The Buyer is relying on all representations, both verbal and written, made by the Company in connection with this transaction.

         N. NO DEFAULT. Except as set forth in Annex V or the Company's SEC Reports, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

         O. NO INTEGRATED OFFERING. To the best of its knowledge, neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since June 30, 1998, made any offer or sale of any security or solicited any offers to buy any security under circumstances that would make unavailable the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

         P. DILUTION. The number of Shares issuable upon exchange of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the exchange of the the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon exchange of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interest of other shareholders of the Company.

3. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         The Buyer represents and warrants to, covenants and agrees with, the Company as follows:

         A. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), Buyer represents that it is purchasing the Units and will be acquiring the shares of Common Stock issuable upon exchange of the Preferred Stock (the "Exchange Shares") and upon the exercise of Warrants for its own account for investment and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

         B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

         C. All subsequent offers and sales of Common Stock issuable upon exchange of the Preferred Stock shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

         D. The Buyer understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Units.

         E. The Buyer represents and acknowledges that Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been reasonably requested by the Buyer, including Annex V hereto and is relying on the Company's representations. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (i) annual report on Form 10-K for the year ending March 31, 1998, (ii) the Company's quarterly report on Form 10-Q for the quarterly period ending December 31, 1998, September 30, 1998 and June 30, 1998
(iii) Form 8-K dated August 17, 1998, and (iv) Form S-3/A dated October 28, 1998 (the Company's SEC Documents").

         F. The Buyer understands that its investment in the Company is speculative and that there can be no assurance that the Preferred Stock and/or the Warrants can be sold, or if exchanged, that the Common Stock issued upon exchange can be sold, at or above the aggregate Purchase Price or the exchange price.

         G. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

         H. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors rights generally.

4.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) neither the Preferred Stock or Warrants, nor the Common Stock issuable upon the exchange of Preferred Stock or exercise of Warrants, thereof has been, registered under the 1933 Act and, except as provided in the Registration Rights Agreement, and may not be sold, transferred or otherwise disposed of unless (A) registered thereunder or (B) Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that such securities may be sold or transferred pursuant to an exemption from such registration; (2) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, that any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with another exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

         B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that, until such time as the Common Stock issuable upon the exchange of Preferred Stock or the exercise of Warrants has been registered for resale under the 1933 Act as contemplated by the Registration Rights Agreement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

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         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

         The Certificates and other instruments representing any of the Securities shall bear such other legends as may be required under state securities laws.

         C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

         D. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Units to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

         E. REPORTING STATUS. So long as the Buyer beneficially owns any of the Unit, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; provided, however, that the Company shall not be obligated to continue filing such reports after the second anniversary of this Agreement, or earlier if the Company has liquidated or effected a going-private transaction.

         F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Units (excluding amounts paid by the Company for legal fees, commissions or expenses in connection with the sale of the Units) for general purposes and acquisitions, but shall not, directly or indirectly, use such proceeds for investment in any other affiliate or to repay debt to affiliates.

         G. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable upon the exchange of Preferred Stock and one hundred percent (100%) upon the exercise of Warrants.

         H. WARRANTS. The Company agrees to issue to Buyer at the Closing, Warrants in the form of Annex VI entitling the holder thereof to purchase up to 200,000 shares of Common Stock (the "Warrant Shares"). The Warrant shall bear an exercise price per share of Common Stock of $1.50 and shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter. The Warrant Shares shall be entitled to the registration rights under the Registration Rights Agreement.


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

         I. LIMITATION ON ISSUANCE OF SHARES. Notwithstanding any other provision herein, the Corporation shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Corporation may issue upon conversion of the Preferred Stock (the "Cap Amount") without breaching the Corporation's obligations under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that the Corporation (a) obtains the approval of its stockholders as required by applicable rules of The Nasdaq Stock Market, Inc. for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Corporation that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the shares of Preferred Stock then outstanding; provided, however, that notwithstanding anything herein to the contrary, the Corporation, will issue (x) such number of shares of Common Stock issuable upon conversion of the Preferred Stock at the then current Conversion Price up to the Cap Amount, (y) such number of shares of Common Stock issuable upon conversion of the remaining outstanding Preferred Stock at the closing bid price as reported by Bloomberg, L.P. on the date preceding the applicable Conversion Date, and (z) warrants to purchase such number of shares of Common Stock based on a ratio of 200,000 shares for each $1,000,000 of Preferred Stock which cannot be converted at the then current Conversion Price, which warrants shall have an exercise price equal to the then current market price and an exercise period of eighteen months from the date of issuance. Until such approval or written opinion is obtained, no holder of Preferred Stock pursuant to this Agreement shall be issued, upon conversion of shares of Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Cap Amount amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Preferred Stock issued to such holder pursuant to this Agreement and the denominator of which is the aggregate amount of all the shares of Preferred Stock issued to the holders pursuant to this Agreement (the "Cap Allocation Amount"). In the event that any holder of Preferred Stock shall convert all of such holder's shares of Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Stock on a pro rata basis in proportion to the number of shares of Preferred Stock then held by each such holder.

5.  TRANSFER AGENT INSTRUCTIONS

         A. Promptly following the delivery by the Buyer of the aggregate purchase price for the Units in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon exchange of the Preferred Stock and exercise of the Warrant in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each exchange of the Preferred Stock and exercise of the Warrant. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to
Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the

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

transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this
Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the exchanged shares under Rule 144, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

         B. (i) The Company will permit the Buyer to exercise its right to exchange the Preferred Stock by telecopying prior to 5:00 p.m. (Central Standard
Time) an executed and completed Exchange Notice to the Company and delivering within three (3) business days thereafter, the original Notice of Exchange by express courier, together with the stock certificate evidencing the Preferred Stock duly endorsed for transfer.

                  (ii) The term "Exchange Date" shall mean the date specified as such in the Certificate of Designation.

                  (iii) The Company shall, at its expense, take all actions and use all means necessary to cause its transfer agent to transmit certificates representing the exchanged shares issued upon exchange of any Preferred Stock (together with Preferred Stock not being so exchanged) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after (i) receipt by the Company of the original Exchange Notice and (ii) the delivery to the Company of the Preferred Stock(the Delivery Date).

         C. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay as liquidated damages late payments to the Buyer in the event that delay is due entirely to the Company's failure to issue and deliver the Shares upon exchange in accordance with the following schedule (where No. Business Days Late is defined as the number of business days beyond five (5) business days from Delivery Date):

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                                          Late Payment for Each $10,000
                                          of Unit Liquidation
          No. Business Days Late          Amount Being Exchanged
          --------------------------------------------------------------

               1                                 $100
               2                                 $200
               3                                 $300
               4                                 $400
               5                                 $500
               >5                                $500 + $200 for each Business
                                                 Day Late beyond 5 days from
                                                 The Delivery Date

The Company shall pay any payments incurred under this Section 5 in immediately available funds upon demand. Nothing herein shall preclude Buyer from obtaining equitable relief against the Company if the Company fails to issue and deliver, or fails to cause its transfer agent to issue and deliver, the Common Stock to Buyer upon exchange of the Preferred Stock. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails to deliver such shares of Common Stock within five (5) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Exchange by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Exchange.

         D. Subject to the completeness and accuracy of the Buyer's representations and warranties herein, upon the exchange of any Preferred Stock by a person who is a non-U.S. Person, and following the expiration of any applicable Restricted Period (as those terms are defined in Regulation S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Person as may be designated by Buyer) and in such denominations to be specified at exchange representing the number of shares of Common Stock issuable upon such exchange, as applicable. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. The remedies set forth in Sections 5(c) and (d) shall be cumulative.

         E. In lieu of delivering physical certificates representing the securities issuable upon exchange, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon , the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exchange to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

6.  DELIVERY INSTRUCTIONS.

         The Preferred Stock and Warrants shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, no later than on the Closing Date.

7.  CLOSING DATE.

         (i) The closing of the issuance and sale of the Units shall occur on the date (the "Closing Date") which is the first trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer. The date of an alternate Closing Date shall be the date specified by either party upon at least five (5) business days advance notice to the other party; provided, however, that it shall be a condition of an alternate Closing Date that (i) the conditions of Section 4(g) be satisfied, and (ii) each of the conditions contemplated by Sections 8 and 9 hereof shall have been satisfied or waived on or before such date.

         (ii) The purchase and issuance of Units shall occur on the Closing Date at the offices of the Escrow Agent or at such other place as Company shall specify in writing, no later than 12:00 Noon, Central Standard Time, on such day, or at such other time as is mutually agreed upon by the Company and the Buyer.

         (iii) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

8.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The Buyer understands that the Company's obligation to sell the Units on the Closing Date to the Buyer pursuant to this Agreement is conditioned upon:

         A. Acceptance by the Buyer of this Agreement, as indicated by execution of this Agreement;

         B. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of the aggregate Purchase Price for the Units and the delivery thereof to the Company;

         C. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date, and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date; and

         D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

         The Company understands that the Buyer's obligation to purchase the Units on the Closing Date is conditioned upon:

         A. Acceptance by the Company of this Agreement, as indicated by execution of this Agreement;

         B. Delivery by the Company to the Escrow Agent of the certificates for the Preferred Stock and the Warrants in accordance with this Agreement;

         C. The accuracy in all material respects on the Closing Date of the representations, covenants and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date;

         D. On the Closing Date, the Buyer has received an opinion of counsel for the Company, dated the Closing Date in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in Annex III attached hereto, and the execution and delivery of the Registration Rights Agreement annexed hereto as Annex IV and the Warrant annexed hereto as Annex VI;

         E. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement; and

10.  GOVERNING LAW:  MISCELLANEOUS.

         A. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

         B. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

         C. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

         D. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         E. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         F. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

         G. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         H. Except as otherwise set forth herein, all costs and expenses, including reasonable attorney's fees, incurred in the enforcement of this Agreement shall be paid to the prevailing party by the non-prevailing party, upon demand.

11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

         A. the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

         B. the fourth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

         C. the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by advance written notice similarly given to each of the other parties hereto):

COMPANY:          STARBASE CORPORATON
                  4 Hutton Centre Drive, Suite 800
                  Santa Ana, California  92707
                  Attn: CFO
                  Fax: 714.445.4482

                  With a copy to:
                  Martin E. Weisberg, Esq.
                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, NY  10036
                  Fax: 212.704.6288

BUYER:            At the address(es) set forth on Schedule A

ESCROW AGENT:
                           Bank One Louisiana, N.A.
                           201 St. Charles Ave.
                           New Orleans, LA  70170
                           Bank ABA# 065400137
                           Account Name: Jones, Walker,  Waechter,  Poitevent,
                                         Carrere & Denegre
                           Client Trust Fund Account
                           Acct # 552-2000497878

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Units and the aggregate Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              BUYER

                              Talisman Capital Opportunity Fund, Ltd.
                              --------------------------------------------------
                              Printed Name of Buyer

                              16101 LaGrande Drive, Suite 100 Little Rock, AR 72223
                              --------------------------------------------------
                              Address

                              By:  ---------------------------------------------
                                       (Signature of Authorized Person)
                              Telecopier No.    501.821.6888
                                             -----------------------------------

                              Brian Ladin, Vice President
                              --------------------------------------------------
                              Printed Name and Title

                              British Virgin Islands
                              --------------------------------------------------
                              Jurisdiction of Incorporation or Organization


                                STARBASE CORPORATION


                                By: --------------------------------------------

                                Title: -----------------------------------------

                                Date: ------------------------------------------

                                   SCHEDULE A
                                   ----------


------------------------- ------------------------------      ------------------

                                    Employer
                           Identification/Social Security     Number of Shares
Name and Address of Buyer           Number                      Purchased

 Talisman Capital              98-0176121                          1,000
 Opportunity Fund Ltd.

SCHEDULE A        BUYERS

ANNEX I           CERTIFICATE OF DESIGNATION

ANNEX II          JOINT ESCROW INSTRUCTIONS

ANNEX III         OPINION OF COUNSEL

ANNEX IV          REGISTRATION RIGHTS AGREEMENT

ANNEX V           COMPANY DISCLOSURE SCHEDULE

ANNEX VI          COMMON STOCK PURCHASE WARRANT

                                                                     ANNEX II


                            JOINT ESCROW INSTRUCTIONS


Dated as of the date of the
Securities Purchase Agreement to
Which These Joint Escrow
Instructions Are Attached

Bill Masters
201 St. Charles Ave.
New Orleans, LA 70170-5100

Ladies and Gentlemen:

         As escrow agent for both Starbase Corporation, a Delaware corporation (the "Company"), and Talisman Capital Opportunity Fund Ltd. (the "Buyer") of Series I Exchangeable Unit (the "Unit") of the Company, who are named in the Securities Purchase Agreement between the Company and the Buyer to which a copy of these Joint Escrow Instructions is attached as Annex II (the "Agreement"), you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

         1. The Escrow Agent shall, as promptly as feasible, notify the Company of receipt of the purchase price for the Unit and from, or on behalf of, the Buyer (the "Purchase Price"), and notify the Buyer (or such agent as the Buyer may designate in writing) of receipt of the certificates representing the Unit (the "Certificates"). As promptly as feasible upon receipt of notice (whether oral or in written form) from the Company and the Buyer that the respective conditions precedent to the purchase and sale have been satisfied (which notice shall not be unreasonably withheld), the Escrow Agent shall, after reduction by the amounts referred to in the next succeeding sentence of this paragraph, release the Escrow Funds to or upon the order of the Company, and shall release the Certificates to the Buyer. If the Certificates are not deposited with the Escrow Agent within ten (10) days after receipt by the Company of notice of receipt by the Escrow Agent of the Purchase Price funds from the Buyer, the Escrow Agent shall notify the Buyer and the Buyer shall be entitled to cancel the purchase and demand repayment of the funds. If such funds are not deposited with the Escrow Agent within ten (10) days after receipt by the Buyer of notice of receipt by the Escrow Agent of the Certificates from the Company, the Escrow Agent shall notify the Company and the Company shall be entitled to cancel the purchase and demand return of such Certificates. If the Company or the Buyer notifies the Escrow Agent that on the Closing Date (as defined in the Agreement) the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement were not satisfied or waived, then the Escrow Agent shall return the Escrow Funds to the Buyer and shall return the Certificates to the Company. Prior to return of the

Escrow Funds to the Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws. The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at Bank One in New Orleans, LA.

         2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Buyer and the Escrow Agent.

         3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the property party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyer, and may continue to act as legal counsel for the Buyer, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for the Buyer and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company understands that the Buyer and the Escrow Agent are relying explicitly on the foregoing provision in entering into these Joint Escrow Instructions.

         7. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer and the Company shall appoint a successor Escrow Agent.

         8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

         10. The Company and the Buyer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to either the Company or the Buyer.

         11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed NOTICES in the Agreement, the terms of which are incorporated herein by reference.

         12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

         13. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

         14. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.

         15. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These Joint Escrow Instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.



ACCEPTED BY ESCROW AGENT:

By: ________________________________
Date: ______________________________



STARBASE CORPORATION

By: ________________________________



BUYER:
TALISMAN CAPITAL OPPORTUNITY FUND LTD.

By:   _______________________________
Title: ______________________________

                                                                       ANNEX III





                                                  March __, 1999



Talisman Capital Opportunity Fund, Ltd.
16101 LaGrande Drive
Suite 100
Little Rock AR 72223

                             RE:     STARBASE CORPORATION
                                     --------------------

Dear Sir/Madam:

                  We have acted as counsel to StarBase Corporation, a Delaware corporation (the "Company"), in connection with (i) the issuance and sale by the Company of 1,000 Units, each Unit consisting of one share of Series I Exchangeable Preferred Stock (the "Series I Preferred Stock"), each share of Securities Series I Preferred Stock convertible into shares of common stock, $0.01 par value per share of the Company (the "Common Stock") and a warrant to purchase 200 shares of Common Stock (the "Warrant"), to Talisman Capital Opportunity Fund, Ltd. (the "Purchaser"), an Accredited Investor (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act")) pursuant to a Securities Purchase Agreement dated as of March 16, 1999 (the "Purchase Agreement"), and (ii) the preparation of the Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement and the Warrant. The Purchase Agreement, the Registration Rights Agreement and the Warrant are sometimes referred to herein collectively as the "Transaction Agreements." Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to those terms in the Purchase Agreement.

                  This opinion is rendered solely for the information of the addressees in connection with the transactions contemplated by the Transaction Agreements and only the addressees are entitled to rely hereon. This opinion may not be used or relied on by the addressees for any other purpose, or by any other person, firm, corporation or entity for any purpose, without our prior written consent.

                  In connection with rendering this opinion, we have examined copies of the Transaction Agreements in the form submitted to the various parties thereto for execution, the Company's certificate of incorporation, the Company's amended and restated bylaws and resolutions of the Board of Directors of the Company approving the transactions contemplated by the Transaction Agreements.

Talisman Capital Opportunity Fund Ltd.
March __, 1999
Page 2



                  We have also made such examination of law and have examined originals or copies of such corporate records and documents of the Company, such agreements, certificates of officers or representatives of the Company, and such other records, certificates, including certificates of public officials, and documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to any facts relevant to the opinions expressed below, we have relied upon certificates and written and/or oral representations of officers of the Company (including, without limitation, the representations of the Company set forth in the Transaction Agreements) and public officials. We have also assumed that the representations and warranties of the Purchasers set forth in the Transaction Agreements are true and correct as of the date hereof. All references herein to contracts, instruments or other documents of the Company are limited to such documents as have been provided to us by the Company or of which we have actual knowledge, after due inquiry of the Company and its officers. We have not examined or reviewed any communication, instrument, agreement, document or other item or conducted any independent inquiry or investigation of any matter except as otherwise expressly set forth above. We have also assumed that the Transaction Agreements which are to be executed by the Purchasers have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, the Purchasers.

                  The opinions expressed below with respect to the Company's compliance with certain statutes, rules and regulations are based upon a review of those statutes, rules and regulations that, in our experience, are applicable to transactions of the type contemplated by the Transaction Agreements. Our opinion as to the good standing of the Company in Delaware set forth in the first sentence of paragraph 1 below is based solely upon our examination of a certificate of good standing dated March 15, 1999 provided by the Secretary of State of Delaware, and such opinion is given solely as of such date.

                  In connection with our opinion with respect to pending litigation set forth in paragraph 6 below we have not undertaken searches of the dockets of any court of any jurisdiction, nor conducted a judgment, lien, litigation or similar search and have relied solely upon certificates and written or oral representations of officers of the Company.

                  We express no opinion respecting the enforceable nature of any of the Transaction Agreements or any document or instrument executed pursuant thereto or in connection therewith, insofar as the enforceable nature thereof, or any right, power, privilege, remedy or interest intended to be created thereunder, may be limited (i) by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other laws or judicial decisions affecting any rights, powers, privileges, remedies or interests of creditors generally, (ii) by rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, (iii) by the exercise

Talisman Capital Opportunity Fund Ltd.
March __, 1999
Page 3


of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including, without limitation, specific performance, injunctive relief and indemnification or (iv) insofar as rights to indemnity and/or contribution are concerned, by federal or state securities laws or the public policy underlying such laws.

                  Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

                  Where reference is made in this opinion to matters within or to our knowledge, to the best of our knowledge, or to facts or circumstances known to us or which have come to our attention, such reference means the actual knowledge of those attorneys in our firm who have given substantive attention to the preparation of the Transaction Agreements, without, however, independent investigation of any matter unless expressly set forth herein.

                  We call your attention to the fact that we are counsel admitted to practice in the State of New York, and we do not express any opinion with respect to the applicable laws, or the effect or applicability of the laws, of any jurisdiction other than those of the State of New York, the General Corporation Law of the State of Delaware and the securities laws of the United States of America. In particular, but without limitation, we do not express any opinion with respect to the blue sky laws of any State or securities laws of any State or other jurisdiction (other than the federal securities laws of the United States of America).

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Company is a corporation organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

                  2. The Company has the requisite legal and corporate power to execute and deliver the Transaction Agreements, to sell and issue the Series I Preferred Stock (upon confirmation that the Certificate of Designation has been filed with the Secretary of State of Delaware) and the Warrant and to issue the Common Stock which are issuable upon conversion of the Series I Preferred Stock or upon exercise of the Warrant, and to perform its obligations under the Transaction Agreements.

                  3. The shares of Common Stock issuable upon conversion of the Series I Preferred Stock and/or the exercise of the Warrant, have been duly authorized and validly issued and, when delivered against payment in full as provided in the Series I Preferred Stock and the Warrant, as applicable, will be fully paid and nonassessable.

Talisman Capital Opportunity Fund Ltd.
March __, 1999
Page 4

                  4. The Company has taken all necessary corporate action for the authorization, execution and delivery of the Transaction Agreements on the part of the Company; each of the Transaction Agreements has been duly executed and delivered by and on behalf of the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

                  5. The execution, delivery and performance of and compliance with the terms of the Transaction Agreements and the issuance of the Series I Preferred Stock (i) do not violate any provision of the Company's certificate of incorporation or bylaws, (ii) do not constitute a material default and will not result in the creation of any mortgage, pledge, lien, encumbrance or charge upon the properties or assets of the Company under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, and (iii) do not violate or contravene (a) any applicable governmental statute, rule or regulation known to us pertaining to the Company or (b) any applicable order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and known to us, by any court or governmental body having jurisdiction over the Company or any of its property, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

                  6. To our knowledge, and except as disclosed in Annex V of the Purchase Agreement, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, if adversely determined, would result in a material adverse change in the business or financial condition of the Company, or which questions the validity of the Transaction Agreements, or any action taken or to be taken by the Company in connection therewith.

                  7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Agreements, or the offer, sale or issuance of the Series I Preferred Stock or the consummation of any other transaction contemplated by the Transaction Agreements.

                                         Very truly yours,



                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                                                         ANNEX V

                           Company Disclosure Schedule

2.b.     Company Status.
         --------------
         The Company received a notice that it had until March 9, 1999 to comply with certain NASD maintenance requirements. As of March 9, 1999 the Company has complied with the compliance request.

   e.    Non-contravention
         -----------------
         None.

   h.    Absence of Certain Changes.
         --------------------------
         None.

   j.    Absence of Litigation.
         ---------------------
         None.

   k.    Absence of Events of Default.
         ----------------------------
         None

   l.    Prior Issues. - Outstanding Convertible Stock as of March 13, 1999
         ------------------------------------------------------------------
         Series E - 584,808
         Series F - None
         Series G - None
         Series H -   3,186


   m.    No Undisclosed Liabilities or Events.
         ------------------------------------
         None.

   n.    No Default.
         ----------
         None.